Exhibit 10.2

Confidential Treatment Requested — Certain Portions of this Exhibit, Marked as [***], Have Been Omitted Pursuant to a Pending Request for Confidential Treatment and Have Been Filed Separately with the Securities and Exchange Commission

Statement of Work

This Statement of Work SOW A-04 (this "SOW") is effective as of March 8, 2021 (the "Effective Date") and is agreed to by Altimmune Inc. ("Altimmune") and Lonza Houston Inc. ("Lonza" and also referred to as the “Facility”) pursuant to the Manufacturing Services Agreement, dated November 5, 2020 by and between Altimmune and LONZA (as amended, the "Agreement"), and is incorporated therein and made a part of such Agreement. In the event of a conflict between the terms and conditions of this SOW and the Agreement, the terms and conditions of the Agreement shall control unless otherwise provided herein.

1.	Project Scope

This SOW describes activities to be performed by Lonza and the Lonza-designated sub-contractors set forth below in collaboration with Altimmune to engineer, construct, and qualify a Dedicated Suite (herein “[***]”) to meet Altimmune’s requirements to manufacture the GMP Ad5 viral vaccine (the “Product”).  [***] shall be for the sole use of Altimmune or its permitted assignees (in accordance with the assignment clause of the Agreement) unless otherwise agreed to in writing by Altimmune.

[***] will be designed for the target [***] perfusion based process as outlined in Attachment I, being optimized under SOW A-1, and scaled appropriately under SOW A-2. Any significant modifications to the design of the Project, process, or equipment list may result in a delay to the timeline and project cost.

2.	Project Deliverables and Activities
A.	Pursuant to this SOW, Lonza shall perform the following Services in furtherance of the project:

i.	Engineering Services
1.

Lonza will provide engineering management services to construct [***], a cGMP [***] Dedicated Suite in Lonza’s Pearland – 1 (PL-1) facility located at 14905 Kirby Drive, Pearland, TX 77047. [***] shall be sized to ensure adequate manufacturing of the Product as defined by the Process Flow Diagram in Attachment 1; the manufacturing shall be covered under a commercial supply Agreement. The clean room design and build out meets/will meet cGMP requirements of both FDA and EU Regulatory Authorities. Deliverables under this SOW will include:

a.	Build out of [***] used for the execution of the Product which includes design, bidding and permitting, construction activities, and fieldwork.
b.	Procurement, installation of all remaining Product process equipment, including back-up equipment, that were not previously procured under SOW A-3.

ii.	Validation Services

1.

Lonza will provide services to qualify [***] and the Product process equipment to be used to manufacture the GMP Ad5 viral vaccine.  Suite and equipment qualification will be performed by Lonza or Lonza designated subcontractors as set forth in this SOW. Deliverables under this SOW to be delivered will include:

a.	Validation Protocols required for suite validation, including, but not limited to: Master Validation Plan (MVP), calibration, and equipment Installation and Operational Qualifications (IOQ)
b.	Calibration, as appropriate, of Product process equipment
c.	IOQ of Product process equipment to be used in [***].
d.	Commissioning and qualification of [***]:
i.	HVAC and associated utilities system qualification(s).
ii.	Separate Personnel and Material In Airlocks and a combined Exit Airlock. and Grade C cGMP manufacturing space.
iii.	Environmental Monitoring Process Qualification of [***].
3.	Key Assumptions

A.

All tasks executed and priced under this SOW are for the engineering, construction, and qualification of [***] to be used to execute the Product process as outlined in Attachment 1.  [***] will be able to accommodate the Product process as described in the Engineering Study Report provided by Lonza in November 2020.

B.

Construction of [***], detailed design, purchase of and installation of equipment, validation of suite and qualification of equipment, and EMPQ will be performed under this SOW.  The scope of this SOW is limited to the aforementioned services (“Services”). All other services, (e.g., cGMP Manufacturing) will be addressed under subsequent contracts or agreements (as applicable).

4.	Protocols and Reports

LONZA will draft a Protocol describing the work to be conducted by LONZA. If required, Altimmune will review the Protocol and provide approval signature or other written communication, which authorizes LONZA to proceed with the work proposed.

As LONZA issues Protocols, Altimmune will review and provide written comments, if any on each Protocol within seven (7) calendar days from issuance, with a goal of final written approval by Altimmune within fourteen (14) calendar days after first issuance of the Protocol. A maximum of 2 review cycles within this timeframe is targeted. If Altimmune does not meet these timeframes, LONZA’s scheduled commitments may be impacted and the related costs will be borne by Altimmune.

Upon completion of the work described in each Protocol and if required, LONZA will generate a Report detailing the methods, materials and results obtained. No official Report will be generated for the work conducted in the absence of an approved Protocol; however, data generated by such work may be shared by LONZA with Altimmune as it becomes available.

LONZA will target issuance of a Report within approximately thirty (30) calendar days from completion of the work described in the applicable Protocol. If Altimmune approval is required, Altimmune will target review and provide comments, if any, on each Report within fourteen (14) calendar days from issuance of the Report by LONZA, with a goal of final written approval by Altimmune within thirty (30) calendar days after first issuance of the Report by LONZA.

(rest of page intentionally left blank)

5.	Financial Terms

As per Section 9 “Financial Terms” of the Agreement.

Payment Total under this SOWA-4: $[***] USD

Payment Schedule

Altimmune will pay to Lonza such invoices in accordance with the payment terms listed below:

Project Component	Activity Description	Amount (USD)	Invoicing Terms
Initial Investment

•Drafting of Capital Allocation Request (CAR)

•Assemble an Engineering and Construction Team

•Consign on-site facilities

•Procure the following long-lead equipment:

o[***]

o[***]

o[***]

o[***]

o[***]

o[***]

•Perform basic and detailed design

•Perform detailed fabrication design and procure building materials for critical path items, including but not limited to: electrical systems, clean room wall and ceiling panels, piping and ductwork

•Begin early construction activities as appropriate

		[***]	[***]
Suite Construction and Utilities

•Executing the construction of Altimmune Product process cGMP [***] suite.

•This includes, but is not necessary limited to, brick and mortar construction, structural and material procurement, electrical, HVAC, and piping installation and procurement.

•Anticipated delivery of HVAC ductwork is in [***].

•Anticipated completion of suite construction is [***]

•Anticipated completion of EMPQ is [***]

		[***]	[***] [***] [***] [***]
Process/ Equipment Procurement, Installation, and Qualification

•Lonza will purchase and own the Altimmune  Process-specific Altimmune funded equipment specified in Attachment 2 to be used during the performance of technology transfer activities and Product production on behalf of and at the sole expense of Altimmune.

•All Altimmune funded equipment will be owned by Lonza and assigned a Lonza equipment asset number per Lonza procedures and calibrated/qualified according to Lonza’s equipment qualification program or the supplementation of a vendor qualification program.

•Lonza will create or revise existing cGMP documentation for the Altimmune funded equipment, including but not limited to: New Equipment Checklists; Equipment Part Numbers and Specifications; Equipment Identification numbers; Operation; Maintenance, and Cleaning SOPs; and reports required by Lonza Quality Assurance and Lonza Validation.

•The Altimmune funded equipment will be labeled and entered into Lonza's equipment metrology system for calibration and maintenance tracking purposes.

•All procured and installed equipment will be qualified and/or validated and/or calibrated for use in the execution of Altimmune’s Product process tech transfer activities and cGMP manufacturing.

•Anticipated issuance of PO’s for [***] Equipment in Attachment 2 is [***].

•Anticipated completion of suite construction is [***].

•Anticipated completion of EMPQ is [***].

		[***]	[***] [***] [***] [***]

Suite Environment Monitoring Performance Qualification	•Suite Environmental Monitoring Performance Qualification (Documentation, Suite Cleaning, and Environmental Monitoring) •Anticipated completion of the EMPQ report is [***]	[***]	[***]

Pricing Assumptions

•	Total price includes all associated labor for each activity in the Project Scope.
•	Regulatory services are excluded from this SOW.

6.	Key Assumptions and Additional Terms
A.

Equipment Performance Qualification (PQ) and Process Performance Qualifications (PPQ) are excluded from this SOW and will be included in a separate contract. The equipment PQ will occur in parallel with subsequent manufacturing batches (to be defined) prior to clinical/commercial manufacturing.

B.	Lonza’s Executive Committee has approved this Project prior to the Effective Date. Parties shall use reasonably commercial efforts to sign this SOW A-4 by [***].
C.	All Services performed under this SOW may be performed by Lonza, by Lonza’s Affiliates, or by any Third Party contractor acting on Lonza’s behalf.
D.

Fees for the Services rendered under this SOW A-4 will not exceed $[***] USD (fees for the Project will not exceed $[***] USD including the $[***] USD in SOW A-3) without prior written approval from Altimmune.  Lonza shall provide a written justification to Altimmune for any fees in excess of this amount and such overruns will only be reimbursed by Altimmune if they are necessitated by a Change Order to this SOW and are approved by Altimmune in writing prior to being incurred by Lonza; otherwise, Lonza shall bear all such overruns at its sole cost and expense.

i.

As noted herein, any significant modifications to the design of the Project, process, or equipment list may result in a change to the Project cost. Any increase in costs as a result of such changes shall be borne by Altimmune and shall be documented in a Change Order.

7.	Estimated Project Timeline

Services under this SOW are expected to commence on or about the Effective Date and continue leading up until the start of GMP manufacturing. The Term of this SOW shall remain active in accordance with the Term section below.

Completion of construction includes Operational Qualification (OQ) of the suite including all utilities, [***] equipment IOPQ, and completion of EMPQ. Project completion or completion of the SOW is defined as completion of the IOPQ and EMPQ reports.

8.	Project Team

The project team will meet on a regular basis, as needed, but not less than every 2 weeks either in person or by teleconference, to review data and make directional changes if necessary in order to facilitate success and meeting the estimated timeline as defined. Altimmune will receive regular updates (weekly or as needed) via teleconference regarding the above estimated timeline. LONZA will manage the project team at the operational level to make commercially reasonable efforts to ensure there is limited turnover within the project team.

9.	Term and Termination

The term of this SOW will commence on the Effective Date and will continue up until the start of Engineering Runs (“the Term”), unless terminated prior to that date as provided in this section (Term and Termination).

This SOW is non-cancellable except in the following instances:

A.

Termination of Product: If Altimmune terminates due to Altimmune’s termination of the Product,   Altimmune will pay to LONZA a cancellation fee [***] (the “Cancellation Fee”).  The invoice for the Cancellation Fee shall reflect the amounts already paid by Altimmune to LONZA under the Payment Schedule.

In the event of such a termination, if LONZA contracts a replacement project with another customer for the Suite within 12 months, LONZA shall reimburse Altimmune for [***] of the price Lonza paid to equipment vendors for Altimmune funded equipment that can be utilized for the other customer. The estimated cost of equipment is approximately $[***], however for the purpose of reimbursement, the actual equipment costs will be reconciled by invoices from equipment vendors.

B.

Termination due to Material Breach: Either Party may terminate this Agreement, by written notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within thirty (30) days after the breaching Party receives written notice of such breach from the non-breaching Party; provided, however, that if such breach is not capable of being cured within such thirty-day period and the breaching Party has commenced and diligently continued actions to cure such breach within such thirty-day period (except in the case of a payment default) the cure period shall be extended to 180 days, so long as the breaching Party is making diligent efforts to do so. Such termination shall be effective upon expiration of such cure period. The effect of a termination for an uncured material breach by Lonza shall be governed by Section 14.5 of the Master Services Agreement.

In the event of an uncured material breach by Altimmune, Altimmune will pay to LONZA a cancellation fee [***] (the “Cancellation Fee”).  The invoice for the Cancellation Fee shall reflect the amounts already paid by Altimmune to LONZA under the Payment Schedule.

For the avoidance of doubt, notwithstanding anything else in the Agreement, in the event of a conflict between the terms of this section (Term and Termination) and the Agreement, the Parties hereby agree that the terms of this section (Term and Termination) shall control.

10.	Suspension or Delay

In the event of any suspension or delay (i) caused or requested in writing by Altimmune, (ii) caused by a delay in the Altimmune provided material, (iii) caused by a delay of materials procured or intended to be procured by Lonza (other than for Lonza negligence), or (iv) caused by a delay in subcontracted Services, ), and upon receiving prompt written notice thereof, Altimmune will pay all reasonable costs incurred by LONZA during the suspension or delay, including without limitation, LONZA’s out-of-pocket expenses related to the purchase of unmarketable materials which have become unusable by reason of such suspension or delay, all non-cancellable commitments which incur costs during the suspension or delay, labor charges, suite fees for suites previously reserved that cannot be reallocated, and all work in process including all professional services rendered through the term of suspension or delay. For all other delays outside of the reasonable control of either Party (despite exercising commercially reasonable efforts), the Parties shall share in the costs fifty / fifty incurred as a result of the delay or suspension.  Within 30 days of the end of each calendar month during the duration of the suspension or delay, LONZA shall submit an invoice for such costs.

Suspensions or delays may be withdrawn by written notice from Altimmune, specifying the effective date and scope of the withdrawal, provided that any date to restart LONZA’s performance hereunder shall be mutually agreed to by the Parties.

11.	List of Attachments

Attachment 1: Process Flow Diagram

Attachment 2: Process Specific Equipment

12.	Key Contact Information

Any supplemental information required in addition to this SOW should be addressed to the following contact:

[***]

[***]

(rest of page intentionally left blank)

IN WITNESS WHEREOF, the parties have executed this SOW as of the Commencement Date signed by the parties hereto.

ALTIMMUNE INC.
By: /s/ Vipin Garg
Name: Vipin Garg
Title: President and CEO
Date: March 8, 2021

LONZA HOUSTON INC.
By: /s/ Thomas Fellner
Name: Thomas Fellner
Title: VP, Global Head of Sales and Program Management
Date: March 9, 2021

Attachment 1: Process Flow Diagram

[***]

[***]

[***]

[***]

[***]

Attachment 2: Process Specific Equipment

[***]